Exhibit 99.1

Cott Reports First Quarter 2019 Results

(Unless stated otherwise, all first quarter 2019 comparisons are relative to the first quarter of 2018; all information is in U.S. dollars.)

TORONTO and TAMPA, FL, May 2, 2019 /CNW/ - Cott Corporation (NYSE:COT; TSX:BCB) today announced its results for the first quarter ended March 30, 2019.

"I am pleased with the revenue growth we realized in the first quarter with the continued strong growth in our Route Based Services business and the performance in our Coffee, Tea and Extract Solutions business," commented Tom Harrington, Cott's Chief Executive Officer.     "With one quarter complete, we remain committed to our financial targets for 2019," continued Mr. Harrington.

FIRST QUARTER 2019 GLOBAL PERFORMANCE

  Revenue increased 2% to $574 million (7% adjusting for the items set forth on Exhibit 8). Revenue growth by segment in the quarter is tabulated below:
Consolidated
Revenue Bridge
2018 Q1 Revenue	$560.8
Route Based Services	+34.3
Coffee, Tea and Extract Solutions	+6.0
Foreign exchange (a)	-11.9
Change in average green coffee commodity pass-through costs	-4.1
Divested Cott Beverages LLC business	-10.5
Eliminations	-0.5
2019 Q1 Revenue	$574.1

(a) See Exhibit 5 for details by reporting segment

  Excluding the soft drink concentrate production business and RC Cola International division ("Cott Beverages LLC"), which was sold on February 8, 2019, gross margin as a percentage of revenue was flat at 49.9%. The fixed cost leverage from revenue growth was offset by the negative impact of foreign exchange as well as incremental operating costs to support increased revenue growth.
  Excluding Cott Beverages LLC, SG&A as a percentage of revenue was 47.8% compared to 47.6%.
  Interest expense was $19 million compared to $21 million as the prior year's debt reduction benefited the full quarter of 2019 compared to only two months in the first quarter of 2018.
  Reported net loss and net loss per diluted share were $20 million and $0.14, respectively, compared to reported net income and net income per diluted share of $5 million and $0.03, respectively. Adjusted EBITDA was $63 million compared to $64 million as the growth in revenue was offset by the negative impact of approximately $2 million of foreign exchange and increased operating costs.
  Net cash provided by operating activities of $24 million, less $24 million of capital expenditures, resulted in nil free cash flow, or $4 million of adjusted free cash flow (adjusting for the items set forth on Exhibit 7), compared to adjusted free cash flow of $22 million in the prior year due to the timing of working capital as well as a benefit from other income recorded in the prior year.

FIRST QUARTER 2019 REPORTING SEGMENT PERFORMANCE

Route Based Services

  Revenue increased 6% (9% excluding the impact of foreign exchange) to $421 million. A detailed breakdown is tabulated below.
Route Based Services
Revenue Bridge
2018 Q1 Revenue		$398.1
HOD Water related		+20.2

Customer Growth/Volume	+3.6

Price/Mix	+5.2

Crystal Rock and Mountain Valley HOD Water	+11.4

Retail		+6.6
Filtration		+0.5
OCS		+2.6
Other		+4.4
Change excluding foreign exchange impact(a)		+34.3
Foreign exchange impact		-11.9
2019 Q1 Revenue		$420.5

(a) Crystal Rock and Mountain Valley additions, net of PCS divestiture, accounted for $21 million of revenue growth with HOD Water related
+$11 million, Retail +$3 million, OCS +$2 million and Other +$5 million.

    Gross profit increased 4% to $243 million driven primarily by growth in revenue. Gross margin as a percentage of revenue was 57.7% compared to 58.4% as the leverage from revenue growth was offset by the negative impact of foreign exchange as well as increased production costs to support revenue growth.
    SG&A increased to $225 million compared to $215 million due primarily to the addition of the Crystal Rock and Mountain Valley businesses.
    Operating income was flat at $14 million, while adjusted EBITDA was flat at $60 million, as revenue growth was offset by approximately $2 million of negative foreign exchange impact and increased production costs.

Coffee, Tea and Extract Solutions

  Revenue increased 1% (4% adjusting for the change in average cost of coffee) driven primarily by 6% growth in coffee and tea pounds sold and 10% volume growth in liquid coffee and extracts, partially offset by the competitive pricing environment within the on-the-go roast and ground coffee market. A detailed breakdown is tabulated below.
Coffee, Tea and Extract Solutions
Revenue Bridge
2018 Q1 Revenue	$146.1
Coffee volume	+7.7
Coffee price/mix	-0.5
Liquid coffee and extracts	+2.0
Other	-3.2
Change excluding change in average green coffee commodity pass-through costs	+6.0
Change in average green coffee commodity pass-through costs	-4.1
2019 Q1 Revenue	$ 148.0

    Gross margin as a percentage of revenue increased to 26.9% compared to 26.5% driven primarily by leveraging the increased volumes generated during the quarter.
    SG&A was $36 million compared to $34 million driven primarily by increased selling costs.
    Operating income was $3 million compared to $4 million, while adjusted EBITDA was $9 million compared to $10 million as the increased volumes within coffee, tea and extracts were offset by the competitive pricing environment within the market as well as increased SG&A costs.

2019 FULL YEAR REVENUE, FREE CASH FLOW, AND FOREIGN EXCHANGE OUTLOOK

Cott continues to target full year 2019 consolidated revenue in excess of $2.4 billion and adjusted free cash flow of over $150 million (when excluding acquisition, integration and other one-time cash costs). The targets reflect the sale of Cott Beverages LLC which represented over $80 million in annual revenue, as well as expected foreign exchange headwinds of approximately 1% on full year revenue based on exchange rates as of the end of the first quarter.

SHARE REPURCHASE PROGRAM

Cott repurchased approximately 0.6 million shares at an average price of $13.77 totaling approximately $8 million during the first quarter under its previously announced share repurchase program.

In addition, 0.2 million shares totaling approximately $3 million were withheld during the first quarter of 2019 to satisfy employees' tax obligations related to share-based awards.

The Company's Board of Directors approved a 12-month share repurchase program of up to $50 million which commenced on December 14, 2018 and replaced the then-existing program, which was scheduled to expire on May 6, 2019.  Cott intends to manage this program opportunistically and make repurchases from time to time when management believes market conditions are favorable.

There can be no assurance as to the precise number of shares, if any, that will be repurchased under the share repurchase program in the future, or the aggregate dollar amount of the shares to be purchased in future periods. Cott may discontinue purchases at any time, subject to compliance with applicable regulatory requirements. Shares purchased pursuant to the share repurchase program were subsequently cancelled.

FIRST QUARTER 2019 RESULTS CONFERENCE CALL

Cott Corporation will host a conference call today, May 2, 2019, at 10:00 a.m. ET, to discuss first quarter results, which can be accessed as follows:

North America: (888) 231-8191
International: (647) 427-7450
Conference ID: 6679655

A slide presentation and live audio webcast will be available through Cott's website at http://www.cott.com. The earnings conference call will be recorded and archived for playback on the investor relations section of the website for a period of two weeks following the event.

ABOUT COTT CORPORATION

Cott is a water, coffee, tea, extracts and filtration service company with a leading volume-based national presence in the North American and European home and office delivery industry for bottled water, and a leader in custom coffee roasting, iced tea blending, and extract solutions for the U.S. foodservice industry.  Our platform reaches over 2.5 million customers or delivery points across North America and Europe and is supported by strategically located sales and distribution facilities and fleets, as well as wholesalers and distributors.  This enables us to efficiently service residences, businesses, restaurant chains, hotels and motels, small and large retailers and healthcare facilities.

Non-GAAP Measures

To supplement its reporting of financial measures determined in accordance with GAAP, Cott utilizes certain non-GAAP financial measures.  Cott excludes from GAAP revenue the impact of foreign exchange and the change in average costs of coffee, as well as other items identified on the exhibits hereto, to separate the impact of these factors from Cott's results of operations.  Cott utilizes EBITDA and adjusted EBITDA on a global and segment basis to separate the impact of certain items from the underlying business.  Because Cott uses these adjusted financial results in the management of its business, management believes this supplemental information is useful to investors for their independent evaluation and understanding of Cott's underlying business performance and the performance of its management.  Additionally, Cott supplements its reporting of net cash provided by (used in) operating activities from continuing operations determined in accordance with GAAP by excluding additions to property, plant and equipment to present free cash flow, and by excluding acquisition and integration cash costs,  a working capital adjustment related to the Concentrate Supply Agreement with Refresco and other cash inflows to present adjusted free cash flow, which management believes provides useful information to investors in assessing our performance, comparing our performance to the performance of our peer group and assessing our ability to service debt and finance strategic opportunities, which include investing in our business, making strategic acquisitions, paying dividends, repurchasing common shares and strengthening the balance sheet.  The non-GAAP financial measures described above are in addition to, and not meant to be considered superior to, or a substitute for, Cott's financial statements prepared in accordance with GAAP. In addition, the non-GAAP financial measures included in this earnings announcement reflect management's judgment of particular items, and may be different from, and therefore may not be comparable to, similarly titled measures reported by other companies.

Safe Harbor Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 conveying management's expectations as to the future based on plans, estimates and projections at the time Cott makes the statements. Forward-looking statements involve inherent risks and uncertainties and Cott cautions you that a number of important factors could cause actual results to differ materially from those contained in any such forward-looking statement. The forward-looking statements contained in this press release include, but are not limited to, statements related to the amount of shares that may be repurchased under the share repurchase program, the execution of our strategic priorities, future financial and operating trends and results (including Cott's outlook on 2019 revenue and free cash flow) and related matters. The forward-looking statements are based on assumptions regarding management's current plans and estimates. Management believes these assumptions to be reasonable, but there is no assurance that they will prove to be accurate.

Factors that could cause actual results to differ materially from those described in this press release include, among others: our ability to compete successfully in the markets in which we operate; our ability to pass on increased costs to our customers or hedge against such rising costs and the impact of those increased prices on our volumes; our ability to manage our operations successfully; our ability to fully realize the potential benefit of acquisitions or other strategic opportunities that we pursue; potential liabilities associated with our recent divestitures; our ability to realize the revenue and cost synergies of our acquisitions because of integration difficulties and other challenges; our exposure to intangible asset risk; currency fluctuations that adversely affect the exchange between the U.S. dollar and the British pound sterling, the Euro, the Canadian dollar and other currencies, and the exchange between the British pound sterling and the Euro; our ability to maintain favorable arrangements and relationships with our suppliers; our ability to meet our obligations under our debt agreements, and risks of further increases to our indebtedness; our ability to maintain compliance with the covenants and conditions under our debt agreements; fluctuations in interest rates, which could increase our borrowing costs; the incurrence of substantial indebtedness to finance our acquisitions; the impact on our financial results from uncertainty in the financial markets and other adverse changes in general economic conditions; any disruption to production at our manufacturing facilities; our ability to maintain access to our water sources; our ability to protect our intellectual property; compliance with product health and safety standards; liability for injury or illness caused by the consumption of contaminated products; liability and damage to our reputation as a result of litigation or legal proceedings; changes in the legal and regulatory environment in which we operate; the seasonal nature of our business and the effect of adverse weather conditions;  the impact of national, regional and global events, including those of a political, economic, business and competitive nature; our ability to recruit, retain and integrate new management; our ability to renew our collective bargaining agreements on satisfactory terms; disruptions in our information systems; our ability to securely maintain our customers' confidential or credit card information, or other private data relating to our employees or our company; our ability to maintain our quarterly dividend; our ability to adequately address the challenges and risks associated with our international operations and address difficulties in complying with laws and regulations including the U.S. Foreign Corrupt Practices Act and the U.K. Bribery Act of 2010; increased tax liabilities in the various jurisdictions in which we operate; the impact of the 2017 Tax Cuts and Jobs Act on our tax obligations and effective tax rate; and credit rating changes.

The foregoing list of factors is not exhaustive. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date hereof. Readers are urged to carefully review and consider the various disclosures, including but not limited to risk factors contained in Cott's Annual Report on Form 10-K and its quarterly reports on Form 10-Q, as well as other filings with the securities commissions. Cott does not undertake to update or revise any of these statements in light of new information or future events, except as expressly required by applicable law.

Website: www.cott.com

COTT CORPORATION	EXHIBIT 1
CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions of U.S. dollars, except share and per share amounts, U.S. GAAP)
Unaudited

	For the Three Months Ended
	March 30, 2019	March 31, 2018

Revenue, net	$574.1	$560.8
Cost of sales	291.2	287.3
Gross profit	282.9	273.5
Selling, general and administrative expenses	272.1	261.1
Loss on disposal of property, plant and equipment, net	1.9	1.3
Acquisition and integration expenses	4.8	5.0
Operating income	4.1	6.1
Other expense (income), net	5.5	(20.2)
Interest expense, net	19.3	20.8
(Loss) income from continuing operations before income taxes	(20.7)	5.5
Income tax (benefit) expense	(1.0)	0.9
Net (loss) income from continuing operations	$(19.7)	$4.6
Net income from discontinued operations, net of income taxes	—	357.4
Net (loss) income	$(19.7)	$362.0
Less: Net income attributable to non-controlling interests - discontinued operations	—	0.6
Net (loss) income attributable to Cott Corporation	$(19.7)	$361.4

Net (loss) income per common share attributable to Cott Corporation
Basic:
Continuing operations	$(0.14)	$0.03
Discontinued operations	$—	$2.55
Net (loss) income	$(0.14)	$2.58
Diluted:
Continuing operations	$(0.14)	$0.03
Discontinued operations	$—	$2.51
Net (loss) income	$(0.14)	$2.54

Weighted average common shares outstanding (in thousands)
Basic	135,948	139,953
Diluted	135,948	142,335

Dividends declared per common share	$0.06	$0.06

COTT CORPORATION	EXHIBIT 2
CONSOLIDATED BALANCE SHEETS
(in millions of U.S. dollars, except share amounts, U.S. GAAP)
Unaudited

	March 30, 2019	December 29, 2018
ASSETS
Current assets
Cash and cash equivalents	$153.9	$170.8
Accounts receivable, net of allowance of $7.2 ($9.6 as of December 29, 2018)	289.7	308.3
Inventories	120.1	129.6
Prepaid expenses and other current assets	39.9	27.2
Total current assets	603.6	635.9
Property, plant and equipment, net	625.6	624.7
Operating lease right-of-use assets	210.5	—
Goodwill	1,144.1	1,143.9
Intangible assets, net	716.6	739.2
Deferred tax assets	0.9	0.1
Other long-term assets, net	20.2	31.7
Total assets	$3,321.5	$3,175.5
LIABILITIES AND EQUITY
Current liabilities
Short-term borrowings	63.1	89.0
Current maturities of long-term debt	3.9	3.0
Accounts payable and accrued liabilities	456.5	469.0
Current operating lease obligations	42.3	—
Total current liabilities	565.8	561.0
Long-term debt	1,250.9	1,250.2
Operating lease right-of-use liabilities	173.9	—
Deferred tax liabilities	125.9	124.3
Other long-term liabilities	54.0	69.6
Total liabilities	2,170.5	2,005.1
Equity
Common shares, no par value - 135,965,923 (December 29, 2018 - 136,195,108) shares issued	899.0	899.4
Additional paid-in-capital	71.3	73.9
Retained earnings	277.3	298.8
Accumulated other comprehensive loss	(96.6)	(101.7)
Total Cott Corporation equity	1,151.0	1,170.4
Total liabilities and equity	$3,321.5	$3,175.5

COTT CORPORATION		EXHIBIT 3
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions of U.S. dollars, U.S. GAAP)
Unaudited

	For the Three Months Ended
	March 30, 2019	March 31, 2018

Cash flows from operating activities of continuing operations:
Net (loss) income	$(19.7)	$362.0
Net income from discontinued operations, net of income taxes	—	357.4
Net (loss) income from continuing operations	$(19.7)	$4.6
Adjustments to reconcile net (loss) income from continuing operations to cash flows from operating activities:
Depreciation and amortization	45.2	47.4
Amortization of financing fees	0.8	0.9
Share-based compensation expense	3.5	3.4
Benefit for deferred income taxes	(3.2)	(0.2)
Loss on sale of business	5.4	—
Gain on extinguishment of debt	—	(7.1)
Loss on disposal of property, plant and equipment, net	1.9	1.3
Other non-cash items	0.4	—
Change in operating assets and liabilities, net of acquisitions:
Accounts receivable	1.6	(12.7)
Inventories	(6.6)	(9.1)
Prepaid expenses and other current assets	(1.9)	(4.3)
Other assets	0.7	1.0
Accounts payable and accrued liabilities and other liabilities	(4.5)	7.7
Net cash provided by operating activities from continuing operations	23.6	32.9
Cash flows from investing activities of continuing operations:
Acquisitions, net of cash received	(21.0)	(27.8)
Additions to property, plant and equipment	(23.8)	(29.8)
Additions to intangible assets	(2.3)	(2.2)
Proceeds from sale of property, plant and equipment	1.4	1.9
Proceeds from sale of business	50.5	—
Other investing activities	0.1	0.2
Net cash provided by (used in) investing activities from continuing operations	4.9	(57.7)
Cash flows from financing activities of continuing operations:
Payments of long-term debt	(1.5)	(262.7)
Borrowings under ABL	25.0	0.6
Payments under ABL	(52.8)	(0.6)
Premiums and costs paid upon extinguishment of long-term debt	—	(12.5)
Issuance of common shares	0.4	1.8
Common shares repurchased and canceled	(11.0)	(5.6)
Financing fees	—	(1.5)
Dividends paid to common shareholders	(8.2)	(8.4)
Other financing activities	1.4	(1.3)
Net cash used in financing activities from continuing operations	(46.7)	(290.2)
Cash flows from discontinued operations:
Operating activities of discontinued operations	—	(84.7)
Investing activities of discontinued operations	—	1,228.6
Financing activities of discontinued operations	—	(769.7)
Net cash provided by discontinued operations	—	374.2
Effect of exchange rate changes on cash	1.3	(4.8)
Net (decrease) increase in cash, cash equivalents and restricted cash	(16.9)	54.4
Cash and cash equivalents and restricted cash, beginning of period	170.8	157.9
Cash and cash equivalents and restricted cash from continuing operations, end of period	$153.9	$212.3

COTT CORPORATION					EXHIBIT 4
SEGMENT INFORMATION
(in millions of U.S. dollars, U.S. GAAP)
Unaudited

For the Three Months Ended March 30, 2019
(in millions of U.S. dollars)	Route Based Services	Coffee, Tea and Extract Solutions	All Other	Eliminations	Total
Revenue, net
Home and office bottled water delivery	$258.6	$—	$—	$—	$258.6
Coffee and tea services	48.6	120.2	—	(1.6)	167.2
Retail	70.9	—	—	—	70.9
Other	42.4	27.8	7.2	—	77.4
Total	$420.5	$148.0	$7.2	$(1.6)	$574.1
Gross Profit	$242.8	$39.8	$0.3	$—	$282.9
Gross Margin %	57.7%	26.9%	4.2%	—	49.3%
Selling, general and administrative expenses	$224.5	$36.3	$11.3	$—	$272.1
Operating income (loss)	$14.0	$3.4	$(13.3)	$—	$4.1
Depreciation and Amortization	$39.6	$5.5	$0.1	$—	$45.2

For the Three Months Ended March 31, 2018
(in millions of U.S. dollars)	Route Based Services	Coffee, Tea and Extract Solutions	All Other	Eliminations	Total
Revenue, net
Home and office bottled water delivery (a)	$245.5	$—	$—	$—	$245.5
Coffee and tea services	47.0	117.2	—	(1.0)	163.2
Retail (a)	66.6	—	—	—	66.6
Other (a)	39.0	28.9	17.7	(0.1)	85.5
Total	$398.1	$146.1	$17.7	$(1.1)	$560.8
Gross Profit (b)	$232.5	$38.7	$2.3	$—	$273.5
Gross Margin %	58.4%	26.5%	13.0%	—	48.8%
Selling, general and administrative expenses	$214.9	$34.4	$11.8	$—	$261.1
Operating income (loss)	$14.0	$4.0	$(11.9)	$—	$6.1
Depreciation and Amortization	$41.4	$5.7	$0.3	$—	$47.4

(a) Revenues by channel of our Route Based Services reporting segment for the three months ended March 31, 2018 were revised to reclassify $16.6 million of revenues from the other channel to the home and office bottled water delivery channel as these activities are associated with the home and office bottled water delivery channel. In addition, we reclassified $3.5 million out of the retail channel and into the other channel in order to better align the activities of a recent acquisition with those of our U.S. Route Based Services business.
(b) Includes related party concentrate sales to discontinued operations.

COTT CORPORATION					EXHIBIT 5
SUPPLEMENTARY INFORMATION - NON-GAAP - ANALYSIS OF REVENUE BY REPORTING SEGMENT
Unaudited

(in millions of U.S. dollars, except percentage amounts)	For the Three Months Ended March 30, 2019
	Route Based Services	Coffee, Tea and Extract Solutions	All Other	Eliminations	Cott (a)
Change in revenue	$22.4	$1.9	$(10.5)	$(0.5)	$13.3
Impact of foreign exchange (b)	$11.9	$—	$—	$—	$11.9
Change excluding foreign exchange	$34.3	$1.9	$(10.5)	$(0.5)	$25.2
Percentage change in revenue	5.6%	1.3%	(59.3)%	45.5%	2.4%
Percentage change in revenue excluding foreign exchange	8.6%	1.3%	(59.3)%	45.5%	4.5%

(a) Cott includes the following reporting segments: Route Based Services, Coffee, Tea and Extract Solutions and All Other.
(b) Impact of foreign exchange is the difference between the current period revenue translated utilizing the current period average foreign exchange rates less the current period revenue translated utilizing the prior period average foreign exchange rates.

COTT CORPORATION		EXHIBIT 6
SUPPLEMENTARY INFORMATION - NON-GAAP - EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION & AMORTIZATION
(EBITDA)
(in millions of U.S. dollars)
Unaudited

	For the Three Months Ended
	March 30, 2019	March 31, 2018

Net (loss) income from continuing operations	$(19.7)	$4.6
Interest expense, net	19.3	20.8
Income tax (benefit) expense	(1.0)	0.9
Depreciation and amortization	45.2	47.4
EBITDA	$43.8	$73.7

Acquisition and integration costs (a), (c)	4.8	5.0
Share-based compensation costs (d)	3.3	2.4
Commodity hedging loss, net (e)	—	0.3
Foreign exchange and other losses (gains), net (f)	1.0	(8.2)
Loss on disposal of property, plant and equipment, net (g)	1.9	1.3
Gain on extinguishment of long-term debt (h)	—	(7.1)
Loss on sale of business (i)	5.4	—
Cott Beverages LLC (b), (j)	0.4	(0.5)
Other adjustments, net (k)	2.3	(2.9)
Adjusted EBITDA	$62.9	$64.0

(a) Includes $0.2 million and $1.0 million of share-based compensation costs for the three months ended March 30, 2019 and March 31, 2018, respectively, related to awards granted in connection with the acquisition of our S&D and Eden businesses.
(b) Impact on our operations related to the Cott Beverages LLC business, which was sold on February 8, 2019.

		For the Three Months Ended
	Location in Consolidated Statements of Operations	March 30, 2019	March 31, 2018
		(Unaudited)

(c) Acquisition and integration costs	Acquisition and integration expenses	$4.8	$5.0
(d) Share-based compensation costs	Selling, general and administrative expenses	3.3	2.4
(e) Commodity hedging loss, net	Cost of sales	—	0.3
(f) Foreign exchange and other losses (gains), net	Other expense (income), net	1.0	(8.2)
(g) Loss on disposal of property, plant and equipment, net	Loss on disposal of property, plant and equipment, net	1.9	1.3
(h) Gain on extinguishment of long-term debt	Other expense (income), net	—	(7.1)
(i) Loss on sale of business	Other expense (income), net	5.4	—
(j) Cott Beverages LLC	Revenue, net	(7.2)	(17.7)
	Cost of sales	6.8	15.2
	Selling, general and administrative expenses	1.1	2.7
	Other expense (income), net	(0.3)	(0.7)
(k) Other adjustments, net	Selling, general and administrative expenses	2.3	1.0
	Other expense (income), net	—	(3.9)

COTT CORPORATION		EXHIBIT 7
SUPPLEMENTARY INFORMATION - NON-GAAP - FREE CASH FLOW AND ADJUSTED FREE CASH FLOW
(in millions of U.S. dollars)
Unaudited

	For the Three Months Ended
	March 30, 2019	March 31, 2018

Net cash provided by operating activities from continuing operations	$23.6	$32.9
Less: Additions to property, plant, and equipment	(23.8)	(29.8)
Free Cash Flow	$(0.2)	$3.1

Plus:
Acquisition and integration cash costs	4.3	5.6
Working capital adjustment - Refresco concentrate supply agreement (a)	—	8.9
Cott Beverages LLC (b)	—	4.1
Adjusted Free Cash Flow	$4.1	$21.7

(a) Increase in working capital related to the Concentrate Supply Agreement with Refresco in connection with the Transaction.
(b) Impact on our operations related to the Cott Beverages LLC business, which was sold on February 8, 2019.

COTT CORPORATION AND COFFEE, TEA AND EXTRACT SOLUTIONS REPORTING SEGMENT			EXHIBIT 8
SUPPLEMENTARY INFORMATION - NON-GAAP - ANALYSIS OF REVENUE AND ADJUSTED REVENUE
(in millions of U.S. dollars)
Unaudited

	Cott (a)		Coffee, Tea and Extract Solutions
	For the Three Months Ended		For the Three Months Ended
	March 30, 2019	March 31, 2018	March 30, 2019	March 31, 2018

Revenue, net	$574.1	$560.8	$148.0	$146.1
Divested Cott Beverages LLC business	$(7.2)	$(17.7)	$—	$—
Adjusted Revenue	$566.9	$543.1	$148.0	$146.1

Change in adjusted revenue	$23.8		$1.9

Percentage change in adjusted revenue	4.4%		1.3%

Impact of foreign exchange (b)	$11.9		$—

Impact of change in average cost of green coffee (c)	$4.1		$4.1

Change in adjusted revenue excluding foreign exchange and impact of change in average cost of green coffee	$39.8		$6.0

Percentage change in adjusted revenue excluding foreign exchange and impact of change in average cost of green coffee	7.3%		4.1%

(a) Cott includes the following reporting segments: Route Based Services, Coffee, Tea and Extract Solutions and All Other.
(b) Impact of foreign exchange is the difference between the current period revenue translated utilizing the current period average foreign exchange rates less the current period revenue translated utilizing the prior period average foreign exchange rates.
(c) Impact of change in average cost of green coffee represents the difference between the average cost per pound of green coffee in the current period compared to the average cost per pound of green coffee in the prior period multiplied by the pounds of coffee sold in the current period.

COTT CORPORATION	EXHIBIT 9
SUPPLEMENTARY INFORMATION - NON-GAAP
(in millions of U.S. dollars)
Unaudited

	For the Three Months Ended
	March 30, 2019
	Cott Consolidated	Divested Business(a)	Cott Adjusted

Revenue, net	$574.1	$7.2	$566.9
Cost of sales	291.2	6.9	284.3
Gross profit	282.9	0.3	282.6
Gross margin %	49.3%		49.9%
Selling, general and administrative expenses	272.1	1.3	270.8
SG&A% of revenue	47.4%		47.8%
Loss on disposal of property, plant and equipment, net	1.9	—	1.9
Acquisition and integration expenses	4.8	—	4.8
Operating income (loss)	4.1	(1.0)	5.1
Other expense (income), net	5.5	(0.3)	5.8
Depreciation and Amortization	45.2	0.1	45.1
EBITDA	43.8	(0.6)	44.4
Adjustments	19.1	0.6	18.5
Adjusted EBITDA	$62.9	$—	$62.9

	For the Three Months Ended
	March 31, 2018
	Cott Consolidated	Divested Business(a)	Cott Adjusted

Revenue, net	$560.8	$17.7	$543.1
Cost of sales	287.3	15.4	271.9
Gross profit	273.5	2.3	271.2
Gross margin %	48.8%		49.9%
Selling, general and administrative expenses	261.1	2.8	258.3
SG&A% of revenue	46.6%		47.6%
Loss on disposal of property, plant and equipment, net	1.3	—	1.3
Acquisition and integration expenses	5.0	—	5.0
Operating income (loss)	6.1	(0.5)	6.6
Other income, net	(20.2)	(0.7)	(19.5)
Depreciation and Amortization	47.4	0.2	47.2
EBITDA	73.7	0.4	73.3
Adjustments	(9.7)	(0.4)	(9.3)
Adjusted EBITDA	$64.0	$—	$64.0

(a) Cott Beverages LLC

COTT CORPORATION				EXHIBIT 10
SUPPLEMENTARY INFORMATION - NON-GAAP – EBITDA AND ADJUSTED EBITDA BY REPORTING SEGMENT
(in millions of U.S. dollars)
Unaudited
	For the Three Months Ended March 30, 2019
	Route Based Services	Coffee, Tea and Extract Solutions	All Other	Total

Operating income (loss)	$14.0	$3.4	$(13.3)	$4.1
Other (income) expense, net	(0.5)	—	6.0	5.5
Depreciation and amortization	39.6	5.5	0.1	45.2
EBITDA (a)	$54.1	$8.9	$(19.2)	$43.8

Acquisition and integration costs	2.4	0.1	2.3	4.8
Share-based compensation costs	0.9	0.2	2.2	3.3
Foreign exchange and other losses, net	0.1	—	0.9	1.0
Loss on disposal of property, plant and equipment, net	1.9	—	—	1.9
Loss on sale of business (b)	—	—	5.4	5.4
Cott Beverages LLC (c)	—	—	0.4	0.4
Other adjustments, net (d)	0.6	—	1.7	2.3
Adjusted EBITDA	$60.0	$9.2	$(6.3)	$62.9

	For the Three Months Ended March 31, 2018
	Route Based Services	Coffee, Tea and Extract Solutions	All Other	Total

Operating income (loss)	$14.0	$4.0	$(11.9)	$6.1
Other income, net	(8.6)	(0.1)	(11.5)	(20.2)
Depreciation and amortization	41.4	5.7	0.3	47.4
EBITDA (a)	$64.0	$9.8	$(0.1)	$73.7

Acquisition and integration costs	2.3	0.3	2.4	5.0
Share-based compensation costs	0.6	—	1.8	2.4
Commodity hedging loss, net	—	0.3	—	0.3
Foreign exchange and other gains, net	(1.3)	—	(6.9)	(8.2)
Loss on disposal of property, plant and equipment, net	1.3	—	—	1.3
Gain on extinguishment of long-term debt (e)	(7.1)	—	—	(7.1)
Cott Beverages LLC (c)	—	—	(0.5)	(0.5)
Other adjustments, net (f), (g)	0.4	—	(3.3)	(2.9)
Adjusted EBITDA	$60.2	$10.4	$(6.6)	$64.0

(a) EBITDA by reporting segment is derived from operating income as operating income is the performance measure regularly reviewed by the chief operating decision maker when evaluating performance of our reportable segments.
(b) Loss on sale of business is reflected under other expense (income), net in the Consolidated Statements of Operations.
(c) Impact on our operations related to the Cott Beverages LLC business, which was sold on February 8, 2019, after a $0.2 million and a $0.1 million share-based compensation adjustment for the three months ended March 30, 2019 and March 31, 2018, respectively.
(d) Impact of other adjustments, net is reflected under selling, general and administrative expenses in the Consolidated Statements of Operations.
(e) Gain on extinguishment of long-term debt is reflected under other expense (income), net in the Consolidated Statements of Operations.
(f) Impact of other adjustments, net for Route Based Services is reflected under selling, general and administrative expenses in the Consolidated Statements of Operations.
(g) Impact of other adjustments, net for All Other includes $0.6 million of adjustments reflected under selling, general and administrative expenses and ($3.9) million of adjustments reflected under other expense (income), net in the Consolidated Statements of Operations.

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SOURCE Cott Corporation

View original content to download multimedia: http://www.newswire.ca/en/releases/archive/May2019/02/c4315.html

%CIK: 0000884713

For further information: Jarrod Langhans, Investor Relations, Tel: (813) 313-1732, Investorrelations@cott.com

CO: Cott Corporation

CNW 06:45e 02-MAY-19